UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SmartFinancial, Inc.
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5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919
April 2, 2018

Dear fellow shareholder:

You are cordially invited to attend the annual meeting of shareholders of SmartFinancial, Inc. on May 24, 2018 at 3:00 p.m., local time, at the SmartBank main office, 2430 Teaster Lane #205, Pigeon Forge, Tennessee 37863.

At the meeting, you will be asked to vote on proposals to (i) elect as directors the 11 nominees named in the accompanying proxy statement; (ii) ratify the appointment of our independent registered public accountants for our fiscal year ending December 31, 2018; and (iii) consider other business as may properly come before the annual meeting or any adjournment of the meeting.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we will mail, on or before April 15, 2018, a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders of record and beneficial owners as of the close of business on March 21, 2018, the record date for the meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on our website at www.smartbank.com.

The Notice will also identify (i) the date, time and location of the annual meeting; (ii) the matters to be acted upon at the annual meeting and the recommendation of our board of directors with regard to such matters; (iii) a toll-free telephone number, an email address, and a website where shareholders can request a paper or e-mail copy of the proxy statement and a form of proxy relating to the annual meeting; (iv) information about how to access and vote using the form of proxy; and (v) information about how to obtain directions to attend the annual meeting and vote in person. These proxy materials will be available free of charge.

Your vote is important. We encourage you to access and read the proxy materials and vote promptly. If you attend the annual meeting, you may vote in person even if you previously voted by proxy.

Thank you for your interest and support.

Sincerely,

William Y. Carroll, Jr. President and Chief Executive Officer	Wesley M. (Miller) Welborn Chairman

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this proxy statement, to our shareholders over the internet. If you want to receive a paper or e-mail copy of these documents or documents for all future shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request by contacting Frank Hughes by phone at (423) 385-3009 or email at frank.hughes@smartbank.com on or before May 1, 2018 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy of these documents.

We have mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to you, which will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before April 15, 2018.

SMARTFINANCIAL, INC.
5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919

April 2, 2018

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2018

General

Our board of directors is soliciting proxies for the 2018 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 15, 2018. In this proxy statement, the terms “we,” “our,” “ours,” “us,” “SmartFinancial” and the “Company” refer to SmartFinancial, Inc. The term “SmartBank” refers to our wholly owned subsidiary and Tennessee banking corporation. The terms “board” and “board of directors” refer to the board of directors of SmartFinancial.

We do not know of any business that will be presented for consideration at the annual meeting other than the matters described in this proxy statement. This proxy statement is dated April 2, 2018, and is being mailed or otherwise made available to the shareholders of SmartFinancial on or about April 15, 2018, along with the form of proxy.

Voting Information

The board set March 21, 2018, as the record date for the annual meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the annual meeting, with each share entitled to one vote. There were 11,233,806 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the annual meeting. When you sign the proxy card or submit your vote via the internet, you appoint William Y. Carroll, Jr. and Wesley M. (Miller) Welborn as your representatives at the annual meeting. Messrs. Carroll and Welborn will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Carroll and Welborn will vote your proxy for the election to the board of directors of the 11 nominees listed below under “Election of Directors,” and for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2018. We are not aware of any other matters to be considered at the annual meeting. However, if any other matters come before the annual meeting, Messrs. Carroll and Welborn will vote your proxy on such matters in accordance with their judgment.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of independent auditors is a routine matter. The election of directors is a non-routine matter.

Voting and quorum requirements at the annual meeting

In order to have a meeting of shareholders, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of issued and outstanding common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Assuming that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the annual meeting. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against a director. Therefore, abstentions, broker non-votes and the failure to return a signed proxy will have no impact on the election of a director.
•	With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2018. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy have no impact on the ratification of the appointment of our independent registered public accountants.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our board of directors may recommend. If our board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this proxy statement, our board does not know of any other matter that is expected to be presented for consideration at the annual meeting.

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, (b) by voting in person at the annual meeting, or (c) by voting again over the internet or by telephone prior to 6:00 p.m. local time on May 23, 2018.

Solicitation of proxies

Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

Past and pending mergers and acquisitions

Cornerstone Bancshares/Legacy SmartFinancial merger

SmartFinancial was incorporated in 1983 and originally headquartered in Chattanooga, Tennessee. SmartFinancial previously operated under the name Cornerstone Bancshares, Inc. On August 31, 2015, the company completed its merger with legacy SmartFinancial, Inc. (which we refer to as “Legacy SmartFinancial”), with Cornerstone Bancshares surviving the merger, changing its name to “SmartFinancial, Inc.” and relocating its headquarters to Knoxville, Tennessee (we refer to this merger as the “2015 merger”).

SmartFinancial/Capstone Merger

On November 1, 2017, SmartFinancial merged with Capstone Bancshares, Inc., or Capstone, pursuant to an agreement and plan of merger, dated as of May 22, 2017, by and among SmartFinancial, Capstone, SmartBank, and Capstone Bank, an Alabama-chartered commercial bank and wholly owned subsidiary of Capstone. We refer to this merger as the “Capstone merger.” At the effective time of the Capstone merger, Capstone merged with and into SmartFinancial, with SmartFinancial as the surviving corporation.

Pending Tennessee Bancshares Merger

On December 12, 2017, SmartFinancial entered into an agreement and plan of merger with Tennessee Bancshares, Inc. and its wholly-owned subsidiary, Southern Community Bank, pursuant to which Tennessee Bancshares will merge with and into SmartFinancial, with SmartFinancial to survive the merger. We refer to this merger as the “Tennessee Bancshares merger.” The Tennessee Bancshares merger is subject to customary closing conditions, including the approval of the merger agreement by Tennessee Bancshares’ shareholders, (2) approval of the Tennessee Bancshares merger by regulatory authorities, among others conditions. We currently anticipate closing the Tennessee Bancshares merger before the annual shareholders meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees and vote required to elect nominees

The board of directors currently has 13 members all serving one year terms; however, as discussed below, two current members of the board of directors – Frank S. McDonald and Doyce G. Payne – will retire from the board effective at the annual meeting. The nominations committee of the board of directors has proposed the following 11 individuals to serve as directors until the 2019 annual meeting of shareholders.

Victor L. Barrett
Monique P. Berke
William (“Billy”) Y. Carroll, Jr.
William (“Bill”) Y. Carroll, Sr.
Ted C. Miller
David A. Ogle
Steven B. Tucker
Wesley M. (“Miller”) Welborn
Keith E. Whaley, O.D.
J. Beau Wicks
Geoffrey A. Wolpert

The board of directors recommends that you elect the above 11 directors. If a quorum is present, the directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Carroll and Welborn will vote your proxy to elect the 11 directors. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Carroll and Welborn will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Recent and planned adjustments to the size of the SmartFinancial board of directors

In connection with the Capstone merger, the board of directors of SmartFinancial increased its size to 13 members and appointed Steven B. Tucker and J. Beau Wicks, former members of the boards of directors of Capstone, to serve on the board of directors of SmartFinancial effective November 1, 2017.

On January 24, 2018, Frank S. McDonald and Doyce G. Payne notified SmartFinancial of their intent to retire from the board of directors upon the expiration of their respective terms at the 2018 annual meeting. On January 25, 2018, the SmartFinancial board of directors resolved to decrease the size of the board of directors from 13 to 11 members, with such change to be effective at the 2018 annual meeting.

We currently anticipate that the Tennessee Bancshares merger will close during the second quarter of 2018, subject to customary closing conditions. If the Tennessee Bancshares merger closes after the date of the annual meeting, the board of directors will increase the size of the board to 12 members and appoint current Tennessee Bancshares’ board member, Clifton N. Miller, to the SmartFinancial board. If the Tennessee Bancshares merger closes before the date of the annual meeting, the board of directors will resolve, effectively immediately following the annual meeting, to increase the size of the board to 12 members and appoint Mr. Miller to the SmartFinancial board of directors at such time.

Information about the directors

The following table shows, as of March 1, 2018, for each nominee to the SmartFinancial board of directors: (1) his or her name; (2) his or her age; (3) how long he or she has been a director of SmartFinancial, Legacy SmartFinancial and/or SmartBank; (4) his or her position(s) with SmartFinancial or SmartBank, other than as a director, if any; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

Board Nominations

Nominee	Age	Principal Occupation	Director Since
Victor L. Barrett	65	Co-Founder & Partner of The Track Recreation Center	2010
Monique P. Berke	51	Vice President, Business Transformation of CBL & Associates Properties, Inc.	2014
William Y. “Billy” Carroll, Jr.	49	President & CEO of SmartFinancial, Inc., and President & CEO of SmartBank	2010
William “Bill” Carroll, Sr.	78	Vice Chairman of SmartFinancial, Inc., and Director of Business Development of SmartBank	2010
Ted C. Miller	74	Business Manager & Partner of Dolly Parton Productions, and Director & Secretary of World Choice Investments	2010
David A. Ogle	60	President & Co-Founder of Five Oaks Development Group	2010
Steven B. Tucker	65	Principal of BTI Investments & Real Estate	2017
Wesley M. “Miller” Welborn	59	Chairman of SmartFinancial, Inc.	2009
Keith E. Whaley, O.D.	47	Founder of Whaley Family Eyecare	2010
J. Beau Wicks	57	President & CEO of Southeast Logistics, Inc.	2017
Geoffrey A. Wolpert	62	Owner of The Park Grill and The Peddler restaurants	2010

Information about the Board of Directors

Victor L. Barrett
Victor L. Barrett is a co-founder and current partner The Track Recreation Center, a family entertainment center business with locations in Pigeon Forge, Tennessee, Destin, Florida. and Gulf Shores, Alabama. Prior to 1984, he worked with various oil-related companies in accounting and finance positions in Houston, Texas.

Qualifications and Experience
Leadership: Through his experience in the energy sector and as a successful business owner, Mr. Barrett has developed strong management, leadership, and financial experience. He also brings extensive knowledge of the East Tennessee business community to SmartFinancial.
Industry & Finance: Mr. Barrett has served in various accounting and finance positions, and he [is/was previously] a licensed certified public accountant.
Civic Involvement: He currently serves on the board of the Tennessee Museum of Aviation.

Monique P. Berke
Monique P. Berke currently serves as Vice President of Business Transformation at CBL & Associates Properties, a developer and manager of retail shopping properties. Mrs. Berke served as the owner and operator of Berke Coaching & Consulting from 2000 to 2008, providing consulting and coaching services to Fortune 500 companies. She served as the Chief Operating Officer and Vice President for External Affairs at The Ochs Center for Metropolitan Studies from 2009 to 2010. She was the Vice President of Human Resources and Global Services for Unum Group from 2010 to 2012, as well as the Vice President of Investment Operations for the Unum Group from 2012 to 2015.

Qualifications and Experience
Leadership: Mrs. Berke brings strong leadership, business operations, financial services, and human resources knowledge with her role as Vice President at the Unum Group. Her background in consulting and current role in business transformation adds experience to our board concerning process, change management, as well as strategic planning.
Industry & Finance: She has extensive experience in the financial services industry with specializations in human resources and operational effectiveness.
Civic Involvement: Board service as Director for Siskin Rehabilitation Hospital and Advisory Committee Member for Latina Professionals of Chattanooga.

William Y. “Billy” Carroll, Jr.
William Y. “Billy” Carroll, Jr. currently serves as the President and Chief Executive Officer of SmartBank and SmartFinancial. Prior to 2007, his financial industry tenure included various management roles, including the position of Executive Vice President and Chief Financial Officer with Citizens National Bank.

Qualifications and Experience
Leadership: Mr. Carroll’s skills in management, leadership, business operations, accounting and finance have successfully positioned SmartBank throughout its diverse markets.
Industry & Finance: With his many years of experience in the banking sector, he has an extensive knowledge in the financial industry, including experience leading a publicly traded company.
Civic Involvement: Active in his community, he has served as: a past president of the Sevier County High School Foundation, a member of the Sevierville Planning Commission, president of Sevier County’s University of Tennessee Alumni Chapter and numerous other local organizations.

William “Bill” Carroll, Sr.
William “Bill” Carroll, Sr. served as SmartBank and Legacy SmartFinancial’s board Chairman from its inception until 2016. Mr. Carroll currently serves as Vice Chairman of both SmartBank’s and SmartFinancial’s boards of directors, and he is the Director of Business Development for SmartBank. He began his banking career in 1963 with Hamilton National Bank. He began serving with Citizens National Bank when it opened in 1973. While there, Mr. Carroll moved from Vice President to the roles of President, Chief Executive Officer and Chairman of the board.

Qualifications and Experience
Leadership: With his expansive banking career, Mr. Carroll brings a variety of skills and leadership values to the SmartFinancial organization. His role as President and CEO of Citizens National Bank included leading the senior management team through a period of heavy and successful growth. In his current role with SmartBank, he uses his leadership and management skills to guide the business development team.
Industry & Finance: With considerable strategic insight and management skills built through his 50 years’ experience in the financial industry, Mr. Carroll brings a wealth of knowledge about the East Tennessee business community to SmartFinancial.
Civic Involvement: Mr. Carroll has served the banking industry in a variety of ways, including: past President and board member of the Tennessee Bankers Association, past member of the Federal Home Loan Bank of Cincinnati, and member of the State Advisory Council of the U.S. Small Business Administration. Mr. Carroll is the recipient of the Leader in Banking Excellence Award from the Tennessee Bankers Association. He also served as past Chairman of the board of Fort Sanders Medical Center, and is a former member of the University of Tennessee board of trustees.

Ted C. Miller
Ted C. Miller currently serves as the Business Manager and Partner of Dolly Parton Productions, a position he has held since 1986. He is also the Director and Secretary at World Choice Investments, which owns and operates restaurant and entertainment venues in multiple states.

Qualifications and Experience
Leadership: With over 50 years’ marketing and strategic planning expertise, he brings unique knowledge and business acumen to the SmartFinancial board of directors.
Industry & Finance: While serving in the marketing industry, he has developed a deep knowledge of the tourism, recreation, and themed-attractions industry. His prior experience in various business leadership roles also contributes to his financial industry knowledge and contribute to his ability to lead and execute successful initiatives for impacted growth.
Civic Involvement: He currently serves as the Vice Chairman of the Dollywood Foundation and the Imagination Library.

David A. Ogle
David A. Ogle currently serves as the Lead Independent Director of the SmartFinancial board of directors. Mr. Ogle was the co-founder and currently serves as President of Five Oaks Development Group. Additionally, he is the founder of Five Oaks/Ogle, Inc., co-founder and President of Oaktenn, Inc., and co-founder and officer of Five Oaks Outlet Centers, Inc. His career also includes owner and operator of six Sevier County, Tennessee hotel, condominiums and resort lodging properties.

Qualifications and Experience
Leadership: With his past experience starting and leading multiple commercial endeavors, Mr. Ogle’s extensive background in finance, management, business operations, and strategic development brings valuable strategic leadership to the SmartFinancial board of directors.
Industry & Finance: With a background as a commercial general contractor and real estate broker, his venture with Five Oaks/Ogle, Inc. has included over $100 million in commercial construction since 1990. His partnership with Five Oaks Development Group and Five Oaks Outlet Centers, Inc. includes the commercial development of tourism assets.
Civic Involvement: Highly active in his community, he is the past Chairman of the Tennessee Real Estate Commission and past Chairman of the board of trustees for Carson Newman College. In December 2010, he was conferred an Honorary Doctorate of Business Administration from Carson Newman College. He has also been recognized by Business Tennessee magazine for his success as a Top Commercial Real Estate Developer. In 2007, he was inducted into the East Tennessee Business Hall of Fame.

Steven B. Tucker
Steven B. Tucker currently serves as Principal in Barnett Transportation, a liquid bulk transporter headquartered in Tuscaloosa, Alabama. Mr. Tucker has an expansive background including service as an Officer in the United States Army. After his military career, he joined the national accounting firm, Arthur Anderson, and became a certified public accountant. Mr. Tucker has over 20 years’ accounting experience. Prior to his appointment to the SmartFinancial board, Mr. Tucker was Chairman of the board of Capstone Bancshares, Inc. and Capstone Bank.

Qualifications and Experience
Leadership: In addition to his military career, Mr. Tucker’s extensive knowledge of the Alabama business community makes him a valuable asset to SmartFinancial’s growth strategy. His accounting experience, leadership skills and business acumen also lend to insights that are crucial to SmartFinancial’s vision.
Industry & Finance: Through his 20-year career as a CPA and current role as principal for Barnett Transportation, Mr. Tucker has developed an extensive knowledge of the Alabama business community and the financial industry.
Civic Involvement: His many years of involvement with the Tuscaloosa Children’s Hands-On Museum has included the roles of Treasurer and President. He is also a board member of the Alabama Trucking Association Worker’s Compensation Fund.

Wesley “Miller” Welborn
Wesley “Miller” Welborn currently serves as SmartFinancial Chairman of the board of directors. Mr. Welborn’s career has included a variety of ventures, including former Founding Partner of the Lamp Post Group, a Chattanooga, Tennessee-based venture capital incubator, where he served from 2010 to 2015. He also served for 10 years as President of Welborn & Associates, Inc., a Chattanooga, Tennessee-based transportation logistics consulting firm, and is the former President and Chief Executive Officer of the publicly traded trucking company, Boyd Brothers, Inc. Mr. Welborn also serves as a director of Covenant Transportation Group, Inc. (NASDAQ-CVTI).

Qualifications and Experience
Leadership: His expansive and deep knowledge of the Chattanooga community is not only valuable for entrepreneurial and strategic initiatives, but he also provides experience with public company purchase and sale transactions. He brings experience in leadership and business operations with his past role as President & CEO of Boyd Brothers, Inc.
Industry & Finance: His former partnership with Welborn & Associates, Inc. and his role as President & CEO of Boyd Brothers, Inc., showcase his ability to understand high functioning companies, including the inner-workings of publicly traded companies. His involvement as founding partner of the Lamp Post Group, also prove his financial knowledge of strategic capital development.
Civic Involvement: He also serves on the board of several non-profit organizations.

Keith E. Whaley, O.D.
Keith E. Whaley, O.D. founded Whaley Family Eyecare in Pigeon Forge, Tennessee. He attended the University of Tennessee at Chattanooga and at Knoxville, and earned his Doctor of Optometry from the Southern College of Optometry.

Qualifications and Experience
Leadership: He brings a considerable amount of knowledge of the Sevier County, Tennessee market, including his own skills in leadership, strategic development and financial experience with founding his own medical practice, and serving in a variety of community roles.
Industry & Finance: He has past experiences within the Sevier County, Tennessee government system, serving as Mayor of Pigeon Forge, Tennessee from 2007 to 2011. His financial knowledge also includes his current roles as a commissioner on the Sevier County Board of Commissioners, and since 2013 he has served as commissioner of the Sevier County Utility District.
Civic Involvement: He currently holds memberships in the American Optometric Association, the Tennessee Association of Optometric Physicians (TAOP) and the East Tennessee Society of Optometric Physicians. He served on the TAOP Board of Trustees from 2001 to 2010. He is also a past board member for the Pigeon Forge Rotary Club, where he served as President from 2003 to 2004. He formerly served as President of the Business Network International Sevier County Chapter.

J. Beau Wicks
J. Beau Wicks founded and currently serves as President of Southeast Logistics, Inc., a regional trucking company serving the building products industry. Since its inception, the company has grown to operating 300 trucks with four offices in three states. Prior to 1998, Mr. Wicks spent eight years as a Controller for Randall Publishing Company, and six years as the Chief Financial Officer of Cummings Trucking Company.

Qualifications and Experience
Leadership: Mr. Wicks brings extensive knowledge of the Tuscaloosa, Alabama market, and has experience with business growth strategies, finance and accounting.
Industry & Finance: Mr. Wicks’ role within Southeast Logistics, Inc. and his previous role as Chief Financial Officer speak to his ability to translate his financial knowledge and expertise into the vision of SmartFinancial.
Civic Involvement: Active in the trucking industry, he is a member of the Alabama Trucking Association, and has served on the board of directors and as Chairman for the Alabama Trucking Association Worker’s Compensation Fund. He has also served in numerous non-profit roles throughout the Alabama market.

Geoffrey A. Wolpert
Geoffrey A. Wolpert is the owner of The Park Grill and The Peddler restaurants in Gatlinburg, Tennessee. He has had an outstanding career in the hospitality industry with over 30 years’ experience. He also has over 20 years’ experience in the financial industry, including positions on the board of directors for both The First National Bank of Gatlinburg and BankFirst, now known as BB&T.

Qualifications and Experience
Leadership: Mr. Wolpert has an extensive knowledge of business operations, and he brings strategic leadership and financial experience to the SmartFinancial board of directors. His expansive career in the hospitality industry also includes a working knowledge of entrepreneurship.
Industry & Finance: With over two decades of serving as a board member for other financial institutions, his knowledge in the financial industry includes bank mergers and growth strategies.
Civic Involvement: He was recognized in 2000 as Volunteer of the Year by the Gatlinburg Chamber of Commerce, and received the 2004 Leadership Award from the United Way of Sevier County. He is also the founding President of the Gatlinburg Gateway Foundation. He is a past President for the board of governors for Arrowmont School of Arts & Crafts, and recently served as Chairman of the Development Committee for the school.

Information about the Executives

Gregory L. Davis
Gregory L. Davis currently serves as Executive Vice President, Chief Lending Officer of SmartBank. He began his career as an examiner for the Tennessee Department of Financial Institutions. In 1998, he started with BankFirst as its Vice President and Commercial Lender. After BankFirst was acquired by BB&T, Mr. Davis served as Senior Vice President and City Executive in Sevier County, Tennessee. He joined SmartBank in 2006, where he currently oversees the commercial, consumer, and SBA lending divisions.

Qualifications and Experience
Leadership: During his career, Mr. Davis has held many leadership roles in the financial services industry, including commercial lending, business development, product sales, and employee development and training.
Industry & Finance: He has had a successful career in the financial industry as both a banker and financial examiner. He also earned the 2002 Sterling Performer Award as BB&T’s East Tennessee Region top commercial lender.
Civic Involvement: He currently serves on the board of directors for the Areawide Development Corporation.

Nathaniel F. Hughes
Nathaniel F. Hughes currently serves as Executive Vice President, Investor Relations Officer. He has over 30 years’ experience in the financial industry, and previously served as the President and Chief Executive Officer of Cornerstone Bancshares until 2015 when it merged with SmartFinancial.

Qualifications and Experience
Leadership: With his considerable leadership experience, he brings expertise in finances, accounting, and management to his position with SmartFinancial. He possesses strong business and regulatory skills, and he is experienced in a variety of matters affecting public companies.
Industry & Finance: He is intimately involved with the strategic interactions with key SmartFinancial investors. He specializes in bank investment management and is a CFA charter holder, which he has held since 1996.
Civic Involvement: He currently serves on the board of several non-profit organizations including Chattanooga Neighborhood Enterprise, Inc. and the Chattanooga Food Bank. He is the Campaign Chairman of the Medal of Honor Heritage Center.

C. Bryan Johnson
C. Bryan Johnson currently serves as Executive Vice President, Chief Financial Officer of SmartFinancial and SmartBank. After graduating from the US Military Academy of West Point, Mr. Johnson served as an artillery officer with the First Armored Division in Europe. Following his military career, he completed business and law school, and then joined Moon Capital Management, a registered investment advisor. He joined SmartFinancial in 2010.

Qualifications and Experience
Leadership: Following a deployment to Bosnia during his military career, he left the Army as a captain. Through his military career, he learned valuable leadership skills that apply to his current role with SmartBank.
Industry & Finance: In addition to his considerable legal, banking, and investment industry experience, Mr. Johnson brings a wealth of financial knowledge. He has been a CFA charter holder since 2000. He is also a licensed attorney in Tennessee.
Civic Involvement: He is a member of the West Point Society of East Tennessee. In addition, he was an adjunct professor teaching senior level finance courses and a graduate accounting course at the University of Tennessee from 2002 to 2009.

Rhett D. Jordan
Rhett D. Jordan currently serves as Executive Vice President, Chief Credit Officer. He has over 20 years’ experience in the financial industry, and most recently served as the Senior Vice President, East Tennessee Area Credit Officer for Regions Bank in Knoxville, Tennessee.

Qualifications and Experience
Leadership: Holding a variety of management and executive roles in the banking industry, he brings an extensive background in management and finance.
Industry & Finance: With over 20 years’ experience, his wide array of knowledge and experience assist in the overall vision of SmartBank, derived from five years’ experience serving as the Chief Credit Officer for Capstone Bank and BankEast.
Civic Involvement: He is a current member of the Risk Management Association, and a past member of the Association of Financial Professionals and the United Way of East Tennessee Funds Allocation Committee. He has also served on various regional non-profit organization boards and committees.

Gary W. Petty, Jr.
Gary W. Petty, Jr. currently serves as Executive Vice President, Chief Risk Officer. Prior to Cornerstone Bancshares’ merger with SmartFinancial, he served Cornerstone Bancshares in a variety of positions, including Chief Financial Officer, Chief Operating Officer, and Internal Auditor.

Qualification and Experience
Leadership: Mr. Petty’s diverse skills in finance, management, business operations, and risk management contribute to his success in his current SmartBank position.
Industry & Finance: With over 20 years’ experience in the financial industry, he has held a variety of roles that lend to his wealth of banking knowledge.
Civic Involvement: He is active in his community and involved with a variety of non-profit organizations.

Family Relationships

Billy Carroll, the Chief Executive Officer and President of SmartFinancial, is the son of Bill Carroll, who is the Vice Chairman of the board of directors and Director of Business Development of SmartBank.

Certain Other Related Transactions

Loans to Directors and Officers: SmartFinancial has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with its directors (including independent directors) and executive officers, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to SmartFinancial and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, SmartFinancial is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. SmartFinancial is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The aggregate principal amount of loan exposure outstanding to SmartFinancial’s directors, executive officers, and their respective affiliates was approximately $18.33 million as of December 31, 2017.

Policies and Procedures for the Approval of Related Person Transactions. The charter of the audit committee provides that it must approve all transactions between SmartFinancial and related parties, as defined in applicable SEC rules and regulations. In accordance with this responsibility, the audit committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the chairperson of the audit committee of the transaction. Generally, the chairperson of the audit committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the audit committee. If the transaction is considered to be a related party transaction, then the audit committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including, but not limited to, the following:

•	The approximate dollar amount involved in the transaction, including the amount payable by or to the related person;

•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest;
•	Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	The purpose of the transaction and any potential benefits to the Company.
•	In addition to the audit committee’s written responsibility, as mandated by the audit committee’s charter, to approve related party transactions, the Company also has other written policies and procedures for approving and monitoring related third party transactions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the company with respect to beneficial ownership of the company’s common stock as of March 8, 2018 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the company’s common stock, (iii) the company’s executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of SmartFinancial, Inc., 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.

Name	Number of SmartFinancial Shares Owned	Right to Acquire(3)	% of Beneficial Ownership As of March 8, 2018 (4)(5)
Board of Directors:(1,2)
Victor L. Barrett	172,000	0	1.53%
Monique P. Berke	4,512	1,025	*
Bill Carroll	27,468	0	*
Billy Carroll	120,766	0	1.07%
Frank S. McDonald†	4,278	8,188	*
Ted C. Miller	98,047	0	*
David A. Ogle	262,747	0	2.34%
Doyce G. Payne, M.D.†	44,137	8,188	*
Steven B. Tucker	46,337	11,333	*
Wesley M. Welborn	99,290	8,188	*
Keith E. Whaley, O.D.	76,742	0	*
J. Beau Wicks	30,114	2,266	*
Geoffrey A. Wolpert	193,682	0	1.72%
Gregory L. Davis	28,031	0	*
Nathaniel F. Hughes	46,162	30,855	*
Rhett D. Jordan	10,042	0	*
C. Bryan W. Johnson	5,250	0	*
Gary W. Petty	148	18,076	*
All current directors and named executive officers as a group (18 persons)	1,269,753	88,119	11.96%
*	Less than 1%
†	Retiring from the board of directors effective May 24, 2018.
(1)	Each person is the record owner of and has voting power and investment power with respect to his or her shares. Additionally, the address for each person listed is 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.
(2)	As of January 1 2018, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credit or other indebtedness: Mr. Billy Carroll 15,750 shares and Mr. Ogle 39,150.
(3)	Includes shares that may be acquired within the next 60 days as of March 8, 2018, by exercising vested stock options but does not include any unvested stock options.
(4)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group and the current and prospective directors and executive officers as a group, these percentages are determined by assuming that each director or executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 11,233,806 shares of SmartFinancial common stock outstanding on March 8, 2018.
(5)	Number of shares outstanding includes unvested shares of restricted stock.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business is managed by its employees under the direction and oversight of the board of directors. Members of the board of directors are kept informed of SmartFinancial’s business through discussions with management, materials provided to them by management, and their participation in meetings of the board of directors and in board committee meetings.

Board Composition and Director Independence

The board of directors has determined that each of its members are independent as defined in Nasdaq’s listing rules, with the exception of the following directors, which the board has determined are not independent: Mr. Billy Carroll, Mr. Bill Carroll, and Mr. Welborn. In determining the independence of directors, the board considered the responses to our annual director and officer questionnaires which indicated no conflicting transactions other than banking transactions with SmartBank.

The board of directors has four standing committees: the audit committee, the compensation committee, the nominating committee, and the corporate governance committee. The board limits membership on these committees to independent directors as defined by Nasdaq’s listing standards and the rules and regulations of the SEC. The standing committees advise the board on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision.

Board Leadership Structure

Currently, Mr. Welborn serves as the chairman of the board, Mr. Bill Carroll serves as Vice Chairman, and Mr. Billy Carroll serves as our chief executive officer and president. David Ogle has been appointed by the board to serve as the lead independent director. The lead independent director provides leadership to and reports to the board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.

Under the terms of the merger agreement between the Company and Legacy SmartFinancial, for a period of not less than three years after the effective time of the 2015 merger, Mr. Welborn shall serve as chairman and Mr. Bill Carroll shall serve as vice-chairman of the board of directors of SmartFinancial, subject to such individuals’ annual election or appointment to the board of directors.

Risk Oversight

Oversight of risk management is a central focus of the board and its committees. The full board regularly receives reports both from committees and from management with respect to the various risks facing the company, and oversees planning and responding to them as appropriate. The audit committee currently has primary responsibility for oversight of financial risk and for oversight of the company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the audit committee is required to discuss the company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The compensation committee is chiefly responsible for compensation-related risks. Under its charter, the compensation committee must discuss and review the key business and other risks the company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.

Code of Conduct

The Company has adopted a Code of Conduct, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that SmartFinancial files with the SEC and other public communications by SmartFinancial; (3) assure compliance with applicable governmental laws, rules and regulations;

(4) require prompt reporting of any violations of the Code of Conduct; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. The Company’s Code of Conduct is available on SmartFinancial’s website at www.smartbank.com in the Investors area.

Meetings of the Board of Directors and Committees; Committee Appointments

During 2017, the SmartFinancial board of directors held five meetings. With the exception of Messrs. Tucker and Wicks, who joined the board on November 1, 2017, all directors attended at least 75% of the total number of meetings of the board of directors, and 75% of the total number of meetings of the board committees on which they served. The company does not have a policy for director attendance at annual meetings, and seven of our directors were present at the 2017 annual shareholders’ meeting.

In January, 2018, the board of directors resolved to appoint: (i) Mr. Tucker to the audit committee, (ii) Mr. Wicks and Mr. Wolpert to the corporate governance committee, and (iii) Mrs. Berke to the human resources and compensation committee.

Audit Committee

The audit committee selects and engages SmartFinancial’s independent registered public accounting firm each year. In accordance with its charter, the audit committee, among other things, reviews SmartFinancial’s financial statements, the results of internal auditing, financial reporting procedures, and reports of regulatory authorities, and it regularly reports to the board with respect to all significant matters presented at meetings of the audit committee.

The charter of the audit committee is available on our website at www.smartbank.com in the Investors area. The audit committee is comprised of six non-employee directors: Victor L. Barrett, who serves as chair of the committee, Monique P. Berke, Ted C. Miller, Geoffrey A. Wolpert, Doyce G. Payne, M.D., Steven B. Tucker, and Keith E. Whaley O.D., each of whom is “independent” as defined by Nasdaq’s listing rules. Dr. Payne has retired from the board effective at the annual meeting and will not serve as a member of the audit committee after such time.

The board of directors has determined that the committee chair, Victor L. Barrett, and committee member, Steven B. Tucker, each meets the SEC criteria for an “audit committee financial expert.” The board of directors believes that each of the current members of the audit committee has education and/or employment experience that provides them with appropriate financial sophistication to serve on the Committee. In 2017, the audit committee met four times. In addition to these full meetings, the committee reviews and approves for issuance or filing the Company’s earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Nominating Committee

The nominating committee is responsible for: assisting, advising and making recommendations to the board on the identification, selection, and recommendation of qualified individuals to become board members; selecting and recommending that the board approve the director nominees for the annual meeting of shareholders; developing and recommending a board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the board; and overseeing the succession planning for the chief executive officer. The charter for the nominating committee can be viewed on our website at www.smartbank.com in the Investor Relations area.

The nominating committee identifies nominees for the board by first evaluating the current board members willing to continue serving as directors. Current board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the committee solicits suggestions for director candidates from a number of sources, which can include other board members, management, and individuals personally known to members of the board.

Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the board as nominees for director, the nominating committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the board. In this regard, the nominating committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the company, and to diversity on the board that reflects the community that we serve. The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under NASDAQ’s listing standards. These factors are subject to change from time to time.

The nominating committee also evaluates candidates for nomination to the board who are recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to the board may do so by submitting a written recommendation to SmartFinancial’s Secretary at its executive offices. Submissions must include certain information relating to such person that would indicate such person’s qualification to serve on the board, including that information set forth in our bylaws and such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The nominating committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of our proxy materials in connection with the prior year’s annual meeting of stockholders for nomination at the next annual meeting. The nominating committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

There is no difference in the manner in which the nominating committee evaluates candidates for membership on the board based on whether such candidate is recommended by a shareholder, the nominating committee, a director or by any other source. No submission for board nominees by a shareholder was received by the company with respect to the annual meeting.

The nominating committee is comprised of David A. Ogle, the chairman, Victor L. Barrett, Frank S. McDonald, Doyce G. Payne, M.D., and Geoffrey A. Wolpert. Each member of the committee is independent, as determined under the definition of independence set forth in Nasdaq’s listing rules. During 2017, the nominating committee met three times. Dr. Payne and Mr. McDonald have retired from the board effective at the annual meeting and will not serve as members of the nominating committee after such time.

Corporate Governance Committee

The corporate governance committee is responsible for: assisting, advising and making recommendations to the board on corporate governance matters, including the drafting, reviewing, and adoption of corporate governance guidelines and procedures, and overseeing adherence to corporate governance policies, and recommending to the board appropriate responses to any violations of the corporate governance guidelines. The corporate governance committee is in charge of conducting an annual review of the board and of each committee in order to identify any potential functional improvements and ensure compliance with corporate governance policies. The charter for the corporate governance committee can be viewed on our website at www.smartbank.com in the Investor Relations area.

The corporate governance committee is comprised of Monique P. Berke, the chairperson, Ted C. Miller, Frank S. McDonald, Keith E. Whaley O.D., and J. Beau Wicks. Each member of the committee is independent, as determined under the definition of independence set forth in Nasdaq’s listing rules. During 2017, the corporate governance committee met three times. Mr. McDonald has retired from the board effective at the annual meeting and will not serve as a member of the corporate governance committee after such time.

Human Resources and Compensation Committee

The human resources and compensation committee assists, advises and makes recommendations to the board on executive and director compensation matters, including evaluating and recommending to the board compensation and benefit plans for executives and directors of SmartFinancial, as well as evaluating the performance of SmartFinancial’s executives. The human resources and compensation committee also has been delegated responsibility for making certain compensation decisions relating to SmartFinancial’s executives and under SmartFinancial’s equity compensation plans. The human resources and compensation committee solicits the recommendation of our chairman and chief executive officer and our president with respect to compensation determinations concerning the other executive officers of SmartFinancial, but does not delegate its authority with respect to compensation matters to any other person. The human resources and compensation committee also reviews all human resources policies and ensures that the personnel needs of SmartFinancial are being met.

The human resources and compensation committee also may request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the committee in its work. In this connection, the human resources and compensation committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the committee in fulfilling its responsibilities.

The charter for the committee can be viewed on our website at www.smartbank.com in the Investors area.

The human resources and compensation committee is comprised of David A. Ogle, chairman, Victor L. Barrett, Frank S. McDonald, Doyce G. Payne, M.D., Monique P. Berke, and Geoffrey A. Wolpert. Each member of the committee is independent, as determined under the definition of independence set forth Nasdaq’s rules and listing standards. During 2017, the compensation committee met three times. Dr. Payne and Mr. McDonald have retired from the board effective at the annual meeting and will not serve as members of the human resources and compensation committee after such time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table and Narrative for Fiscal Year 2017

The following table shows the compensation SmartFinancial paid for the years ended December 31, 2016 and 2017 to its two chief executive officers in the year ended 2017, our next two highly compensated executive officers who earned over $100,000 for the year ended 2017, and our chairman of the board of directors (collectively, the “Named Executive Officers”).

SMARTFINANCIAL

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(3)	Total ($)
Billy Carroll, Jr., President and Chief Executive Officer	2016	312,000	—	—	—	25,000	—	88,000	424,999
	2017	322,560	—	217,200	—	120,000	—	83,500	743,259

Bill Carroll, Sr., Vice-Chairman and Director of Business Development	2016	234,000	—	—	—	18,750	—	73,170	325,921
	2017	241,920	—	—	—	87,000	—	74,304	403,223

Wesley M. (Miller) Welborn,(5) Chairman	2016	234,000	—	—	—	—	—	51,673	285,673
	2017	241,920	—	162,900	—	50,000	—	53,257	508,076

Rhett D. Jordan Chief Credit Officer	2016	183,855		—		10,000	—	23,624	217,478
	2017	188,522		217,200		25,000	—	12,730	443,452
(1)	Restricted Stock Awards – Amounts in this column reflect the aggregate grant date fair value of common stock awards in 2016 and 2017.
(2)	Option Awards -The amounts in this column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible.
(3)	Other compensation amounts are detailed below:
2017	Billy Carroll	Bill Carroll	Wesley M. Welborn	Rhett D. Jordan
401k match	$9,868	$9,970	$10,800	—
Board fees	$33,000	$33,000	$33,000	—
Auto Allowance	$6,431	—	—	$3,484
HRA funds	—	—	—	—
Club Membership	$25,000	$25,000	—	—
Medical	$6,958	$4,091	$7,214	$7,003
Other Benefits	$2,243	$2,243	$2,243	$2,243

2016	Billy Carroll	Bill Carroll	Wesley M. Welborn	Rhett D. Jordan
401k match	$10,377	$8,919	$8,769	$7,365
Auto Allowance	$6,104	—	—	$4,240
Board fees	$34,500	$32,000	$34,500	—
HRA funds	$3,000	$483	—	$3,000
Club Membership	$25,000	$25,000	—	—
Medical	$6,728	$4,478	$6,000	$6,728
Other Benefits	$2,291	$2,290	$2,404	$2,291

Group benefit package – All SmartFinancial and SmartBank associates, including the Named Executive Officers, participate in our group benefit package which includes customary medical and dental benefits, group life insurance, group disability, healthcare and dependent care reimbursements plans, and 401k plan. Each Named Executive Officer receives an allotment of 20 days for paid time off each year (excluding holidays) with the exception of Billy and Bill Carroll who have 25 days. We do not provide sick leave for any associate, including the Named Executives Officers. Additionally, associates, including Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals who were Named Executive Officers, as well as the related exercise prices and expiration dates. Options are granted pursuant to one of SmartFinancial’s stock option plans.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Wesley M. (Miller) Welborn	400	0	—	31.96	2/29/2018	—	—	—	—
	513	0		14.40	2/29/2019
	2,500	0		6.60	2/29/2022
	1,250	0		9.48	2/29/2023
	2,500	0		9.60	2/29/2024
	1,025	0		15.05	9/29/2025

Employment Agreements

Miller Welborn, as chairman of the board of directors, does not have an employment agreement. Billy Carroll, Bill Carroll, and Rhett Jordan are each parties to employment agreements with SmartFinancial. Each of these employment agreements contain provisions for an annual base salary, the opportunity to achieve incentive compensation, and the following provisions, among others:

Compensation. Under Messrs. Bill Carroll’s, Billy Carroll’s, and Rhett Jordan’s employment agreements, the officers receive salaries which are reviewed by the compensation committee at least annually. Mr. Billy Carroll’s base salary for 2017 was $322,560, Mr. Bill Carroll’s base salary for 2017 was $241,920, and Mr. Rhett Jordan’s base salary for 2017 was $188,522. In addition to salary, the officers are eligible for annual bonuses and may receive a cellular phone allowance, business and professional education expenses, paid vacation, and any other benefits, including, without limitation, retirement plan and health, dental, life, and disability insurance benefits, as may be available from time to time to similarly situated employees of the Company. Additionally, Messrs. Billy Carroll and Rhett Jordan have use of a bank-owned automobile; and Mr. Billy Carroll and Mr. Bill Carroll receive an annual allowance for club memberships.

Term. Messrs. Bill Carroll’s and Billy Carroll’s employment agreements provide for an initial term of three years; Mr. Jordan’s employment agreement provides for an initial term of two years. Each of the agreements automatically renew for additional one-year terms after expiration of the initial term unless either party gives written notice to the other party of the party’s intent not to renew the agreement at least 60 days prior to the end of the initial term or then-current renewal term.

Severance Pay. Each of Messrs. Bill Carroll’s, Billy Carroll’s, and Rhett Jordan’s employment agreements provide that, if the Company terminates the agreement without cause or if the officer terminates the agreement for good reason, then the officer will be entitled to one times the officer’s then-current annual base salary and, for a period of up to 12 months following such termination, the Company will reimburse the officer for the reasonable cost of health insurance premium payments, subject to certain conditions. If the Company terminates an officer’s employment agreement with cause or the employee terminates the agreement without good reason, then the officer will not be entitled to any post-termination compensation or benefits.

Restrictive Covenants. The employment agreements contain provisions restricting the officer’s ability to compete, either directly or indirectly, with SmartFinancial or SmartBank within a 75-mile radius of any banking office maintained by either entity during the period of such officer’s employment and for a period 12 months following the termination of the officer’s employment. The restrictions on the officer’s ability to compete with SmartFinancial and/or SmartBank apply to the former employee for the period of time in which the employee is entitled to receive any severance benefit. The employment agreements also contain provisions restricting the employee’s ability to solicit customers or employees of SmartFinancial and/or SmartBank during the period of such officer’s employment and for a period of 12 months after the termination of the officer’s employment, or to make any untruthful statement that could reasonably be perceived to disparage SmartFinancial and/or SmartBank during the period of such officer’s employment and for a period of two years thereafter.

Severance on Change of Control. Each of Messrs. Bill Carroll’s, Billy Carroll’s, and Jordan’s employment agreements provide that, if within 12 months following any change of control, the officer is terminated by the Company (or its successor), as applicable) without cause, the officer will receive a severance payment equal to two times the executive officer’s annual base salary as of the date of termination in one lump sum payment. Additionally, the Company (or its successor) is required to reimburse the officer for the reasonable cost of health insurance premium payments, subject to certain conditions.

DIRECTOR COMPENSATION

In 2017, each non-employee director of SmartFinancial received an amount of $1,250 per meeting attended and $250 per committee meeting attended through February, 2017. After February, 2017, non-employee directors received $1,750 per meeting and $750 per committee meeting attended. Members of the SmartBank board of directors, including employee-directors received $1,250 per meeting attended and $250 per committee meeting attended through February, 2017, and after that date directors received an amount of $1,750 per meeting and $750 per committee meeting attended. The following is a summary of the compensation paid to SmartFinancial directors for 2017, and includes fees received as directors of SmartBank, as the case may be. Messrs. Bill Carroll, Billy Carroll, and Welborn are not included in the table below; their compensation is detailed in the summary compensation table for Named Executive Officers above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Victor L. Barrett	51,500	—	—	—	—	—	51,500
Monique P. Berke	36,500	—	—	—	—	—	36,500
Frank S. McDonald	37,250	—	—	—	—	—	37,250
Ted C. Miller	45,500	—	—	—	—	—	45,500
David A. Ogle	44,750	—	—	—	—	—	44,750
Doyce G. Payne, M.D.	38,750	—	—	—	—	—	38,750
Keith E. Whaley, O.D.	40,250	—	—	—	—	—	40,250
Geoffrey A. Wolpert	37,000	—	—	—	—	—	37,000
Steven B. Tucker(1)	4,250	—	—	—	—	—	4,250
J. Beau Wicks(1)	4,250	—	—	—	—	—	4,250
(1)	Messrs. Tucker and Wicks joined the board of directors on November 1, 2017.

2018 Director Compensation

Fees paid to members of the board of directors will increase for 2018. In 2018, we will pay members of the SmartBank and SmartFinancial boards of directors $2,000 per month. Committee chairs will receive $1,500 per committee meeting, and committee member fees will receive $750 per meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who beneficially own more than 10% of our common stock file with the SEC certain reports, and furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of the reports furnished to us and certain representations of these persons, all of these persons timely complied with the applicable reporting requirements. There were no late filings in 2017.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Mauldin & Jenkins, LLC served as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2017. During the same year, SmartFinancial’s audit committee performed a periodic request for services and interviewed several firms qualified to serve in the role of external auditor for a company of our size and complexity. As a result of this process, the audit committee of our board selected Dixon Hughes Goodman LLP (“DHG”) as independent registered public accountants to opine on our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2018. The audit committee recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between SmartFinancial and DHG, its partners, associates or employees.

Shareholder approval of the selection of DHG as our independent auditors is not required by law, by our bylaws, or otherwise. The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment and compensation of the independent auditor and for oversight of the audit work. The committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of DHG, but is not bound by the shareholder vote.

Even if the DHG appointment is ratified by the shareholders, the audit committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of DHG is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if he or she desires to do so, and to answer appropriate questions.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to SmartFinancial for professional services rendered by Mauldin & Jenkins for the fiscal years ended December 31, 2016 and December 31, 2017:

Services	2017(1)	2016
Audit Fees	$319,282	$271,400
Audit Related Fees	55,718	0
Tax Fees	30,000	27,000
All Other Fees	0	0
	$405,000	$298,500
(1)	In 2017, Mauldin & Jenkins performed services related to an integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

The charter of the audit committee provides that the duties and responsibilities of the audit committee include the pre-approval of all services that may be provided to SmartFinancial by the independent accountants whether or not related to the audit. In fiscal years 2016 and 2017, these fees described above were approved by the audit committee.

This vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the annual meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DIXSON HUGHES GOODMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2018.

Audit Committee Report

The audit committee of the board of directors oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The committee’s function is more fully described in its board approved charter, available on our website: www.smartbank.com. The committee reviews that charter on an annual basis. The board annually reviews the Nasdaq listing standards’ definition of “independence” for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the audit committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations. The audit committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.

The audit committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Mauldin & Jenkins has served as the independent public accountants for the Company and Legacy SmartFinancial since June 1, 2013; previously, Hazlett, Lewis & Bieter, PLLC served as independent public accountants for the Company and Legacy SmartFinancial until the merger of Hazlett, Lewis & Bieter, PLLC with and into Mauldin & Jenkins in 2013. In accordance with NASDAQ Rule 5605, Mauldin & Jenkins is registered as a public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2017, with management. The committee also met separately with both management and Mauldin & Jenkins to discuss and review those financial statements and reports prior to issuance. Management has represented, and Mauldin & Jenkins has confirmed to the committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee received from and discussed with Mauldin & Jenkins the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as amended and as adopted by the PCAOB in Rule 3200T. The Committee has received the written disclosure and the letter from Mauldin & Jenkins required by applicable requirements of the PCAOB regarding independence and has discussed with Mauldin & Jenkins the auditor’s independence.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by the Audit Committee:

Victor L. Barrett, chair
Monique P. Berke
Ted C. Miller
Geoffrey A. Wolpert
Keith E. Whaley O.D.
Steven B. Tucker
Doyce G. Payne, M.D.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2018 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 10, 2018. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than December 10, 2018. If received after such date, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended December 31, 2017 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on March 16, 2018. Shareholders may obtain a copy of our annual report, including any amendments thereto, without charge, by writing to our corporate secretary at our principal executive offices, located at 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.

SmartFinancial, Inc.

SMARTFINANCIAL, INC.
5401 KINGSTON PIKE, SUITE 600
KNOXVLLE, TN 37919

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Victor L. Barrett
02 Monique P. Berke
03 William Y. Carroll, Sr.
04 William Y. Carroll, Jr.
05 Ted C. Miller
06 David A. Ogle
07 Steven B. Tucker
08 Wesley M. Welborn
09 Keith E. Whaley, O.D
10 J. Beau Wicks
11 Geoffrey A. Wolpert

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Dixon, Hughes, Goodman, LLP as our independent registered public accountants for our fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000371947_1 R1.0.1.17

SmartFinancial, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

SMARTFINANCIAL, INC.
Annual Meeting of Shareholders
May 24, 2018 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William Y. Carroll, Jr. and Wesley M. (Miller) Welborn, or either of them, as proxy, with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTFINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM EDT on May 24, 2018 at the SmartBank main office, 2430 Teaster Lane #205, Pigeon Forge, TN 37863, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000371947_2 R1.0.1.17